SUBLEASE AGREEMENT

This Sublease Agreement (this "Sublease") is made and entered into as of the 1st day of December, 2007 by and between **JSM MUSIC INC**. ("Sublandlord"), and **C J VISION ENTERPRISES, INC**. ("Subtenant") (Sublandlord and Subtenant are hereinafter sometimes collectively referred to as the "Parties").

WITNESSETH:

WHEREAS, Sublandlord, as tenant and/or lessee ("Tenant"), and RGA Management Corp. as Agent for 636 Sixth Avenue Associates, as landlord and/or lessor ("Landlord"), have heretofore entered into a certain Lease (the "Lease"), dated October 4, 1990 providing for the leasing of the premises located at 636 Sixth Avenue (a/k/a 57-59 West 19th Street), New York, New York, the entire fifth floor (all rentable space), and Suite 6C on the sixth floor (the "**Entire Premises**") for a lease term commencing October 1, 1990 and ending September 30, 2005, which Lease was amended by a written agreement dated December 19, 2000, which, among other items, extended the term to December 31, 2010 (the Lease and said amendment are hereinafter collectively referred to as the "**Master Lease**"), a copy of which is attached hereto; and

WHEREAS, 636 Sixth LLC has succeeded 636 Sixth Avenue Associates as Landlord; and

WHEREAS, Sublandlord and Subtenant agree that Suite 6C on the sixth floor as set forth in the shaded area in the plans annexed to and made a part of the master Lease within the Entire Premises, representing approximately 4,300 square feet of rentable area, shall hereinafter be referred to as the "**Subleased Premises**"; and

WHEREAS, subject to the consent of Landlord, Sublandlord desires to sublease the Subleased Premises to Subtenant, and Subtenant desires to sublease the Subleased Premises from Sublandlord, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing preambles, the occupancy of the Subleased Premises by Subtenant pursuant to the terms hereof, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant, acknowledge, represent and agree as follows:

1. Demise; Term. Sublandlord hereby subleases to Subtenant, and Subtenant6 hereby subleases from Sublandlord, the Subleased Premises for the twelve (12) month period commencing December 1, 2007 (the "**Commencement Date**") and expiring November 30, 2008, or on such earlier date upon which said term may expire or terminate (the "**Sublease Term**") pursuant to any of the conditions of limitation or other

provisions of the Master Lease of this Sublease.

2. Sublease Rent.

A. Subtenant agrees to pay to Sublandlord monthly base rent on or before the first day of each month for the Subleased Premises (the "Sublease Base Rent") during the Sublease Term equal to $13,000.00 per month.

Contemporaneously with the execution of this Sublease, Subtenant shall pay Sublandlord the sum of $13,000.00 as payment for the period December 1, 2007 through December 31, 2007. Thereafter, Subtenant shall pay to Sublandlord monthly Sublease Base Rent on or before the first day of each month during the Sublease Term, in hand at Sublandlord's address at 59 West 19th Street, New York, New York, or at such other address as Sublandlord may from time to time designate by notice to Subtenant.

B. Subtenant shall be responsible for making direct arrangements with Consolidated Edison or any other supplier for the furnishing of electricity to the Subleased Premises and shall be directly responsible for the payment of all electrical charges pertaining to the supply of electricity to the Subleased Premises during the term of this Sublease. If the Subleased Premises are separately metered and if Subtenant is unable to make direct arrangements with a supplier of electricity, Subtenant shall pay the metered electrical charges for the Subleased Premises as additional rent upon being billed for same.

3. Additional Rent Required by Master Lease. Where the Master lease between Landlord and Sublandlord provides for Sublandlord's payment of any additional rent or other charges over and above Sublandlord's base rent, Subtenant shall pay to Sublandlord, as additional rent when billed, 29.41% of any such additional rent or additional charges due from Sublandlord to Landlord, inclusive of real estate taxes.

4. Use of Premises. Subtenant will use the Subleased Premises for executive offices and no other purpose. Upon Subtenant's performance of each and every covenant set forth herein, Subtenant shall have quiet enjoyment of the Subleased Premises for the term of this Sublease.

5. Assignment; Subletting. Subtenant shall not sublet the Subleased Premises, or any portion thereof, or assign this Sublease in whole or in part, for collateral purposes or otherwise, or permit use or occupancy of the Subleased Premises, or any portion thereof, by others, without the prior written consent of Sublandlord in each instance being first obtained, which may be withheld in Sublandlord's sole and absolute discretion. In the event Sublandlord shall consent to any specific assignment, subletting, or occupancy, such consent shall not be construed as relieving Subtenant from any liability under this Sublease or from responsibility for obtaining Sublandlord's prior written consent to any further assignment, subletting or occupancy.

6. Reference to Master Lease; Termination; Subordination; Estoppel. Subtenant hereby acknowledges that it has received and fully reviewed a copy of the Master Lease. Subtenant furthermore hereby assumes and agrees to fully adhere to, perform and comply with all covenants, agreements, terms, provisions, conditions, duties and obligations contained in the Master Lease, and occurring during the Sublease Term, and imposed upon the tenant named therein (other than the payment of the base rent and additional rent or any other amounts specified therein) as fully and completely as though it were the tenant named therein. Any termination of the Master Lease for any reason whatsoever shall automatically terminate this Sublease effective as of the day immediately preceding the date of the termination of the Master Lease. Subtenant acknowledges and agrees that this Sublease is, and at all times shall be, expressly subject and subordinate to the Master Lease, and all present or future (i) ground and underlying leases of all or any portion of the Subleased Premises now or hereafter existing, (ii) mortgages or trust deeds which affect all or any portion of the Subleased premises, (iii) advances under such mortgages or trust deeds and (iv) renewals, modification, replacements and extensions of any such lease, mortgage or trust deed. Upon the request of Sublandlord, Subtenant shall exercise and deliver, within eight (9) days after receipt of the request, such certificates of subordination and estoppels as may be requested by Sublandlord or Landlord under the Master Lease, to evidenced the subordination set forth above and to provide information concerning the status of this Sublease. With respect to any insurance Subtenant is required to obtain as a consequence of this provision Sublandlord and Landlord shall be named as additional insureds.

7. Indemnification. Subtenant hereby indemnifies and agrees to defend and hold Sublandlord and Landlord harmless from and against any and all costs, claims, actions, damages, demands, expenses (including reasonable attorney's fees), injuries, judgments, liabilities, losses and suits, suffered, sustained or incurred by Sublandlord, and Landlord in connection with or as a result of any accident, act or omission, claim, hazard, injury, violation of any health, zoning, fire, building or safety code, ordinance or regulation including, without limitation, the Americans with Disabilities Act, death or damage to person or property arising, directly or indirectly, in whole or in part, out of the business conducted in, or the use or occupancy of the Subleased Premises, during the Sublease Term, or occurring in, on or about the Subleased Premises, or any portion thereof, or arising, directly or indirectly, in whole or in part, from any act or omission of Subtenant or its licensees, servants, agents, employees or contractors or the breach or default by Subtenant of any terms, provision, covenant, or condition contained in the master Lease, including the payment of the base rent, additional rent, or any other amounts specified therein, or this Sublease, during the Sublease Term. The scope of this indemnification shall include, but not be limited to, defending or resisting, with attorneys satisfactory to Sublandlord, any action, suite, claim or proceeding that may be filed, instituted or brought against Sublandlord or to which Sublandlord may be made a party.

8. Waiver of Trial by Jury and Counterclaim. The parties hereto do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Sublease or the Master Lease, the relationship of

Sublandlord and Subtenant, Subtenant's use or occupancy of Subleased Premises, or for the enforcement of any remedy under any statute or this lease. If Sublandlord commences any summary proceeding against Subtenant Subtenant will not interpose any counterclaim of whatever kind or nature or description in any such proceeding (unless the failure to do so would preclude Subtenant from asserting in a separate action the claim which is the subject of the counterclaim), and will not seek to consolidate such proceeding with any other action which may have or will be brought in any other Court by Subtenant.

9. Condition of Premises. SUBTENANT ACKNOWLEDGES THAT IT HAS FULLY INSPECTED THE SUBLEASED PREMISES, THAT IT IS SATISFIED WITH THE CONDITION THEREOF AND THAT IT IS TAKING THE SUBLEASED PREMISES IN AN "AS IS" CONDITION. No promise of Sublandlord to alter, remodel or improve the Premises, the Subleased Premises, or any portion thereof, and no representation respecting the condition of the Subleased Premises or its compliance with the Americans with Disabilities Act has been made by Sublandlord or any employee, agent or representative of Sublandlord to Subtenant. Subtenant's taking possession of the Subleased Premises shall constitute an unconditional acceptance by it of the condition. Notwithstanding the foregoing, the Subleased Premises shall be delivered to the Subtenant in a broom clean condition on or prior to the Commencement Date. Sublandlord shall not be responsible for any repairs of any kind or nature in or to the Subleased Premises including, but not limited to, repairs to any air-conditioning or heating apparatus servicing the Subleased Premises. Subtenant shall, at its sole cost and expense, maintain the Subleased Premises in good order, repair and condition and promptly make all repairs and replacements thereto as may be necessary.

10. Alterations; Improvements. Subtenant agrees that any and all alternations and improvements to the Subleased Premises shall be subject to the Sublandlord's prior written consent, which may be withheld in Sublandlord's sole discretion.

11. Compliance With Laws; No Abatement.

A. Subtenant shall, throughout the Term, and at Subtenant's sole cost and expense, promptly comply or cause compliance with, and in any event shall not commit any act or omission within Subtenant's control which would result in any breach or violation of, any and all laws, whether present or future, foreseen or unforeseen, ordinary or extraordinary. Notwithstanding the foregoing or any other provision of this Sublease, Subtenant shall not be deemed to have breached the provisions of this paragraph or to be in default under this Sublease if at any time the bathroom facilities located in the Subleased Premises are determined not to be in compliance with the Americans With Disabilities Act, and nothing in this Sublease shall require Subtenant to alter, remodel or improve any portion of the Subleased Premises in order to bring the Subleased Premises into compliance with the Americans with Disabilities Act.

of its property therefrom, and at the option of and upon notice from Sublandlord, any alternations or improvements made by or on behalf of Subtenant, all in accordance with the terms of the Master Lease. Subtenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Sublease.

15. Notices. Any notice required or permitted hereunder shall be in writing and shall be given (i) by personal delivery, (ii) sent in the U.S. Mail, via certified mail, or (ii) sent via nationally recognized overnight express mail carrier, to the address shown below or such other address as such Party may, by notice, hereafter furnish to the other.

All notices so given shall be deemed given upon receipt by the Party to whom such notice is addressed.

Sublandlord:

JSM Music, Inc.
59 West 19th Street, 5th Floor
New York, New York 10011
Attention: Joel Simon

Subtenant:

C J Vision Enterprises, Inc.
59 West 19th Street, 6th Floor
New York, New York 10011
Attention: Jonathan Bomser

With a copy to:

C J Vision Enterprises, Inc.
59 West 19th Street, 6th Floor
New York, New York 10011
Attention: Jeanne Drewsen

16. Liability of Sublandlord. If Sublandlord or any successor in interest (which as used herein includes corporations, individuals, general or limited partnerships, associations or joint ventures), is in breach or default with respect to its obligations or otherwise under this Agreement, Subtenant shall look for the satisfaction of Subtenant's damages, rights and remedies solely to the interest of Sublandlord or its successor in interest in the Subleased Premises, and Sublandlord and its successor in interest shall be under no personal liability other than said equity therein. It is expressly understood and agreed that Sublandlord's liability under the terms, covenants, conditions, warranties and obligations of this Agreement shall in no event exceed the loss of its interest in the Subleased Premises.

17. Miscellaneous.

A. This Sublease constitutes the entire agreement of the Parties relative to the subject matter hereof, and all prior negotiations, conversations, representations, agreements and understandings are specifically merged herein and superseded hereby. This Sublease may be modified only by a written instrument executed by the parties hereto. This Sublease is the result of the prior negotiations, conversations, representations, agreements and

B. No abatement, diminution or reduction in Sublease Base Rent or any other charges required to be paid by Subtenant shall be claimed by or allowed to Subtenant for any reason whatsoever, including, but not limited to, any inconvenience or interruption, cessation, or loss of business caused directly or indirectly by any present or future laws, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner of thing resulting therefrom, or by any other cause or causes beyond the control of Sublandlord or Subtenant, nor shall this Sublease be affected by any such causes.

12. Default. For purposes of this Sublease, the Subtenant's cure periods for a default shall be as follows: (i) Subtenant shall have five (5) days, after receipt of written notice, to cure a default in the payment of any monies required to be paid hereunder, and (ii) Subtenant shall have thirty (30) days, after receipt of written notice, to cure a default of any other provision of the Master Lease (unless a shorter period to cure or no cure period is provided therein), or this Sublease (provided, however, that Subtenant shall cure immediately any default involving a hazardous condition). If Subtenant shall default in the fulfillment of any of its covenants and agreements set forth herein or under the Master Lease, and Subtenant shall fail to cure the default within the aforesaid periods, Sublandlord shall have the same rights and remedies with respect to such default as provided to Landlord under the Master Lease. In addition to the foregoing, and not in limitation thereof, Sublandlord shall have the right, but shall not be obligated, to cure any breach or default of Subtenant under this Sublease, or the Master Lease, and any and all costs incurred by Sublandlord in connection with the curing of any such breach or default, together with interest at the rate of eight percent (8%) per annum or the highest rate permitted by law, whichever is lower, calculated from the date of payment thereof by Sublandlord to the date the date of reimbursement thereof from Subtenant to Sublandlord, shall become immediately due and payable to Sublandlord as additional rent.

13. Non-Waiver. Failure of Sublandlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Sublandlord shall have the right to declare any such default at any time and take such action in law or in equity, as might be lawful or authorized hereunder. No waiver by Sublandlord of a default by Subtenant shall be implied, and no express waiver by Sublandlord shall affect any default other than the default specified in such waiver and then only for the time and extension therein stated. All rights and remedies specifically granted to Sublandlord herein shall be cumulative and not mutually exclusive.

14. Surrender. Upon expiration of the Sublease Term hereof, or if, at any time prior to expiration of the Sublease Term, this Sublease shall be terminated as a result of the Subtenant's default hereunder or otherwise, Subtenant shall immediately quit and surrender up to Sublandlord possession of the Subleased Premises, and all of Sublandlord's furnishings and items of property therein, in a broom-clean condition and in good order and repair, ordinary wear and tear excepted, and Subtenant shall remove all

understandings of the Parties and is to be construed as the jointly prepared product of the Parties.

B. The terms and provisions of this Sublease shall inure to the benefit of and shall be binding upon the Parties and their respective successors, representatives and assigns (subject to the provisions of Section 5 hereof).

C. In the event of a conflict between the terms of this Sublease and the terms of the Master Lease as to and between the parties hereto, the terms of this Sublease shall govern.

D. Time is of the essence of this Sublease and each provision thereof.

E. This Sublease shall be construed in accordance with and governed by the laws of the State of New York.

F. The Section headings used in this Sublease have been inserted for convenience and reference only and should not be construed to limit or restrict the terms and provisions, covenants and conditions hereof.

G. If any provision of this Sublease or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this sublease shall be interpreted as if such illegal, invalid or unenforceable provision did not exist herein.

H. Any and all indemnifications and obligations of Subtenant pursuant to this Sublease, including but not limited to, those described in Section 8 hereof, to the extent such obligations arise, commence, are created or occur during the Sublease Term, shall survive the termination of this Sublease.

I. Sublandlord and Subtenant each represents to the other that it has dealt with no broker or agent in negotiating this Sublease and each of the Parties covenants and agrees to save and hold harmless the other from any and all other claims of brokerage fees arising out of the sublease of the Subleased Premises by reason of its acts, which covenants and agreements shall be binding upon its successors and assigns.

18. <u>Counterparts; Facsimile Signatures</u>. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof. This Agreement may be executed by facsimile signature, which shall constitute an original signature and have the same effect as such.

In witness whereof, the Parties have duly executed this Sublease as of the date set forth above.

C J VISION ENTERTAINMENT, INC.

By: ______________________

Name: JONATHAN BRIMSER
Title: PRESIDENT, CEO

JSM MUSIC INC.

By: ______________________

Name: JOEL SIMON
Title: President / CEO

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